UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2010

Date of Report

CHINA INSONLINE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34113	74-2559866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong
(Address of Principal Executive Offices)

N/A
(Zip Code)

(011) 00852-25232986
Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Please see Item 2.01 below.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 30, 2010, China INSOnline Corp., a Delaware corporation (the “Registrant”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Hong Kong Jing Nuo International Limited, a Hong Kong limited company (the “Buyer”), a third party not affiliated with the Registrant nor any of Registrant’s subsidiaries.

Pursuant to the terms of the Share Purchase Agreement, the Registrant sold to the Buyer, and the Buyer purchased from the Registrant (the “Transaction”) all issued and outstanding ownership shares of Rise and Grow Limited (“R&G”), a Hong Kong limited company and the wholly-owned subsidiary of the Registrant, for a purchase price equal to US$100,000 in cash. As a result of the Transaction, the Registrant sold to the Buyer all existing assets and liabilities, as of June 30, 2010, of R&G, New Fortune Associate (Beijing) Information Technology Co., Ltd. (“NFA”), a limited liability company organized under the laws of the People’s Republic of China (the “PRC”) and a wholly owned subsidiary of R&G, and Beijing ZYTX Technology Co., Ltd (“ZYTX”), a Variable Interest Entity (“VIE”) and a limited liability company organized under the laws of PRC, which ZTTX is wholly controlled by R&G through NFA, through a series of contractual agreements. A copy of the Share Purchase Agreement is attached hereto as Exhibit 10.1.

In anticipation of the Transaction, the Registrant engaged in an earlier transaction on June 23, 2010 whereby all the registered and paid-up capital and all issued and outstanding ownership equity interest of Guang Hua Insurance Agency Company Limited (“GHIA”), a limited liability company organized under the laws of the PRC, which GHIA was a then wholly owned subsidiary of R&G through  ZYTX acting as its legal owner in the PRC, were transferred and sold, for consideration received, to Ever Trend Investment Limited (“ETI”), a Hong Kong limited company and a wholly owned subsidiary of the Registrant, and Beijing San Teng Da Fei Technology Development Co., Ltd. (“STDF”), a company organized under the laws of the PRC and a VIE controlled by ETI through its wholly-owned PRC subsidiary Run Ze Yong Cheng (Beijing) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, pursuant to that certain Share Purchase Agreement dated as of June 23, 2010 (the “Purchase Agreement”) by and among R&G and ZYTX, collectively as the GHIA seller, and ETI and STDF, collectively as the GHIA purchaser. The transaction contemplated by the Purchase Agreement allows the Registrant to retain the PRC operating entity of the Registrant, GHIA’s registered and paid-up capital and all issued and outstanding ownership equity interest notwithstanding the Transaction consummated on June 30, 2010. As a result of the transaction consummated on June 23, 2010, GHIA became a wholly-owned subsidiary of ETI through STDF acting as its legal owner in the PRC.

In connection with the Transaction, the Registrant’s subsidiary ZYTX entered into a Tri-party Creditor’s Rights Transfer Agreement (“Creditor’s Agreement”) with the Registrant’s subsidiary STDF and a third party, Beijing Yingtong Jixun Sci-Tech Development Co., Ltd. (“YTJX”), a limited liability company organized under the laws of the PRC, pursuant to which ZYTX transferred and sold, for consideration received, certain creditor’s rights and account receivables of ZYTX to STDF and YTJX expressly agreed upon such transfer of such creditor’s rights and account receivables. Concurrently in connection with the Transaction, the Registrant’s subsidiary ZYTX entered into a Software Copyright Transfer Agreement (“Software Agreement”) with the Registrant’s subsidiary STDF, pursuant to which ZYTX transferred and sold, for consideration received, certain software, copyrights and intellectual property to STDF. As a result of the transaction consummated on June 29, 2010 pursuant to the Creditor’s Agreement and the Software Agreement, the Registrant retained the operating assets of the Registrant’s then subsidiaries ZYTX whose equity ownership were subsequently sold to a third party, the Buyer.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 29, 2010 (the “Notice Date”), the Registrant received a Letter from the NASDAQ Listing Qualifications Department (the “Letter”) indicating that on June 28, 2010, the Registrant met all initial inclusion criteria for the NASDAQ Capital Market under NASDAQ Listing Rule 5505 (except for bid price), therefore, and in accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Registrant received an additional one hundred eighty (180) calendar days from the Notice Date (the “Additional Grace Period”) to regain compliance in connection with the bid price of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”).  In order to regain compliance, the bid price for the Common Stock must have a closing bid price of $1.00 per share or greater for a minimum of ten (10) consecutive business days during the Additional Grace Period ending December 27, 2010. If the Registrant fails to regain compliance during the Additional Grace Period, the Common Stock may be subject to delisting from the NASDAQ Capital Market.

The notification conveyed by the Letter had no effect on the listing of the Registrant’s common stock as of the Notice Date. The Registrant intends to monitor the closing bid price of its Common Stock and will consider implementing available options to regain compliance with the NASDAQ continued listing requirement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2010, the Registrant held its 2009 annual shareholders meeting (“Annual Meeting”). A quorum were present and the majority of the shareholders, present in person or through proxy, at the Annual Meeting, elected and voted FOR during the Annual Meeting the following people as members of the board of directors of the Registrant (the “Board”):

Zhenyu Wang
Junjun Xu
Yuefeng Wang
Yinan Zhang
Xiaoshuang Chen
Renbin Yu
Yong Bian

Thereafter the Board of the Registrant adopted a board resolution on June 30, 2010 appointing Mr. Yuefeng Wang, Mr. Yinan Zhang and Mr. Yong Bian as the members of the Audit Committee, and Mr. Yuefeng Wang as the Chairman of the Audit Committee.

The Board also appointed Mr. Yuefeng Wang, Mr. Yinan Zhang and Mr. Yong Bian as the members of the Nominating Committee, and Mr. Yinan Zhang as the Chairman of the Nominating Committee.

The Board also appointed Mr. Yuefeng Wang, Yinan Zhang and Mr. Yong Bian as the members of the Compensation Committee, and Mr. Yong Bian as the Chairman of the Compensation Committee.

There are no related party transactions between any of these directors and the Registrant reportable under item 404 (a) of Regulation S-K.

Item 8.01.	Other Events.

On July 6, 2010, the Registrant issued a press release announcing the election of the members of the Board of the Registrant, approval of the Registrant’s 2010 stock option plan and that it had received the Letter. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information in this Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Share Purchase Agreement dated as of June 30, 2010 by and between China INSOnline Corp. and Hong Kong Jing Nuo International Limited.
99.1	Press Release Issued on July 6, 2010.

EXHIBIT INDEX

Exhibit	Description	Location
10.1	Share Purchase Agreement dated as of June 30, 2010 by and between China INSOnline Corp. and Hong Kong Jing Nuo International Limited.	Provided herewith
99.1	Press Release Issued on July 6, 2010.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2010

CHINA INSONLINE CORP.

By:	/s/ Junjun Xu
Name: Junjun Xu
Title: Chief Executive Officer